Exhibit 10.1

Dated the 2nd of October, 2018

EFFECTUAL STRENGTH ENTERPRISES LIMITED

And

TANG LIANG

(湯亮)

And

ACME INNOVATION LIMITED

And

PUJIANG INTERNATIONAL GROUP LIMITED

(浦江國際集團有限公司)

And

ELEGANT KINDNESS LIMITED

(雅慈有限公司)

Agreement for the sale and purchase

of 13,050,000 issued shares of

OSSEN INNOVATION CO., LTD.

高 蓋 茨 律 師 事 務 所

44th Floor, Edinburgh Tower, The Landmark

15 Queen's Road Central, Hong Kong

T 852.2230.3500 F 852.2511.9515

Website: www.klgates.com

Our ref : 4400163.00001/VTSO

This Agreement is made on the 2nd day of October, 2018

BETWEEN:

(1)	EFFECTUAL STRENGTH ENTERPRISES LIMITED, a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110 , British Virgin Islands (the “Vendor”);

(2)	TANG LIANG (湯亮), holder of PRC identity card numbered 310104196803084879 of 49 Wan Ping Lu, Xuhui District, Shanghai, China (the “Warrantor”);

(3)	ACME INNOVATION LIMITED, a company incorporated in the British Virgin Islands whose registered office is at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Purchaser”), the entire issued share capital of which is owned by Pujiang International;

(4)	PUJIANG INTERNATIONAL GROUP LIMITED (浦江國際集團有限公司), a company incorporated in the Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands and whose headquarters and principal place of business in the PRC is at Floor 17, 518 Shangcheng Road, Shanghai 200120, PRC (“Pujiang International”); and

(5)	ELEGANT KINDNESS LIMITED 雅慈有限公司, a company incorporated in the British Virgin Islands whose registered office is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 (“Elegant Kindness”).

WHEREAS:

(A)	Ossen Innovation Co., Ltd., a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110 , British Virgin Islands and listed on NASDAQ (the “Company”), is a limited liability company incorporated under the laws of the British Virgin Islands with an authorized share 100,000,000 shares with par value of US$0.01 per share, 13,050,000 shares of which have been issued and fully paid or credited as fully paid and beneficially owned by the Vendor. Further particulars of the Company are set out in Schedule 1.

(B)	Pujiang International, with an authorized share capital of 38,000,000 shares of HK$0.01 per share, of which 88,818, 13,930, 10,447 and 1,161 shares, fully paid or credited as fully paid, have been issued to Elegant Kindness, Brilliance Benefit Holding Limited, Xinland Investment Limited, Five Standers Holding Limited respectively, intends to obtain a listing (the “Listing”) of its Shares (as defined below) by way of global offering in issue and to be issued on the Main Board of the Stock Exchange (as defined below).

(C)	In preparation for the Listing, a corporate reorganization of a group of companies will take place whereby the Company will become a non-wholly owned subsidiary of Pujiang International upon its completion. The reorganization memorandum of Pujiang International is set out in Schedule 3.

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(D)	As part of the Reorganization, the Vendor has agreed to the sale of the Sale Shares (as defined below) legally and beneficially owned by the Vendor, and the Purchaser has agreed to the purchase of such Sale Shares from the Vendor, representing 65.9% of the issued share capital of the Company (not including any outstanding options, warrants or other securities to purchase share capital of the Company, if any, as set forth in the public filings of the Company), in consideration of allotment of the Consideration Shares to Elegant Kindness, a company wholly-owned by the Warrantor, on the terms and conditions of this Agreement.

(E)	The Warrantor holds the entire issued share capital of the Vendor and has agreed to provide the Warrantor Warranties (as defined below) in consideration of the Purchaser agreeing to acquire the Sale Shares.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	In this Agreement, including the Recitals, the following expressions shall have the following meanings except where the context otherwise requires:

“Accounting Date”	31 December 2017;

“Accounts”	the audited combined financial statements of the Group for the three financial years ended 31 December 2017;

“Agreement”	this Agreement as amended, modified or supplemented from time to time;

“Associate”	shall have the same meaning ascribed thereto in the Listing Rules;

“Companies Ordinance”	the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong)

“Completion”	completion of the sale and purchase of the Sale Shares under this Agreement in accordance with the provisions of Clause 4;

“Completion Date”	the date of this Agreement or such later date as shall be agreed between the parties hereto in writing on which Completion takes place;

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“Consideration Shares”	54,404 Shares to be allotted and issued to Elegant Kindness by Pujiang International at the direction of the Vendor as provided in Clause 3 as the consideration for the sale and purchase of the Sale Shares;

“Disclosed”	the disclosure in the Accounts;

“Group”	the Company and the Subsidiaries, and “Group Company” and “member of the Group” shall be construed accordingly;

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange;

“NASDAQ”	the NASDAQ (National Association of Securities Dealers Automated Quotation System) Capital Market in the United States;

“PRC”	the People’s Republic of China (other than Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan for the purposes of this Agreement);

“Purchaser Warranties”	agreements, obligations, warranties, representations and undertakings of the Purchaser contained in this Agreement including the representations, warranties and undertakings contained in Part B of Schedule 2;

“Sale Shares”	13,050,000 shares of par value of US$0.01 per share in the share capital of the Company, representing 65.9% of the issued share capital of the Company (not including any outstanding options, warrants or other securities to purchase share capital of the Company), which is legally and beneficially owned by the Vendor prior to Completion;

“Shares”	the shares of HK$0.01 each in the share capital of Pujiang International;

“Stock Exchange”	The Stock Exchange of Hong Kong Limited;

“Subsidiaries”	all the companies listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F as subsidiaries of the Company, which is attached in Schedule 1;

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“Tax” or “Taxation”	all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxation or other competent authority in any part of the world and includes any cost, charge, fine, interest, additional tax, penalty or other charge payable or claimed in respect thereof and all interest (including such amount required to be paid by the Company or any of the Group Companies pursuant to section 71(5) or section 71(5A) of the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) or similar legislation elsewhere or otherwise), penalties, costs, charges and expenses incidental or relating to the liability to Taxation;

“Vendor Warranties”	agreements, obligations, warranties, representations and undertakings of the Vendor contained in this Agreement including the representations, warranties and undertakings contained in Part A of Schedule 2;

“Warranties”	the Vendor Warranties, the Warrantor Warranties and the Purchaser Warranties;

“Warrantor Warranties”	agreements, obligations, warranties, representations and undertakings of the Warrantor contained in this Agreement including the representations, warranties and undertakings contained in Part A of Schedule 2; and

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong.

1.2	In this Agreement:

(a)	references to Recitals, Clauses, Sub-clauses and Schedules are to recitals, clauses and sub-clauses of and the schedules to this Agreement;

(b)	reference to a Sub-clause is, unless otherwise stated, to the sub-clause of the Clause in which the reference appears;

(c)	reference to a Paragraph is to the paragraph of the Schedule in which the reference appears;

(d)	the Schedules form part of this Agreement;

(e)	reference to any Ordinance, regulation or other statutory provision in this Agreement includes reference to such Ordinance or regulation or provision as modified, consolidated or re-enacted from time to time (except to the extent where any such modification, consolidation or re-enactment increases the liability of the Vendor under this Agreement);

(f)	words denoting the singular include the plural, words denoting one gender include both genders and the neuter and words denoting persons include corporations and, in each case, vice versa;

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(g)	headings and the index page are for ease of reference only and do not form part of this Agreement; and

(h)	reference to the parties are to parties to this Agreement.

2.	SALE AND PURCHASE

2.1	Upon and subject to the terms of this Agreement, the Vendor shall as beneficial owner sell the Sale Shares beneficially owned by it to the Purchaser and the Purchaser shall, relying on such Vendor Warranties, purchase the Sale Shares beneficially owned by the Vendor with effect from Completion free from all liens, charges, equities, encumbrances or third party interests together with all rights now or hereafter attaching thereto including but not limited to all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after the date of this Agreement.

2.2	The Vendor shall not be obliged to sell and shall not sell any of the Sale Shares beneficially owned by the Vendor, and the Purchaser shall not be obliged to acquire and shall not acquire any of the Sale Shares, unless the sale and purchase of all of the Sale Shares are completed at the same time. The Purchaser may rescind this Agreement if the Vendor shall fail to sell any of the Sale Shares beneficially owned by the Vendor to the Purchaser as contemplated by Clause 2.1 and in accordance with the terms and conditions of this Agreement; and the Vendor may rescind this Agreement if the Purchaser shall fail to purchase any of the Sale Shares from the Vendor as contemplated by Clause 2.1 and in accordance with the terms and conditions of this Agreement.

3.	Consideration

3.1	In consideration of and in exchange for the Vendor agreeing to sell the Sale Shares to the Purchaser, the Purchaser shall procure the allotment and issue, credited as fully paid, of the Consideration Shares by Pujiang International at Completion, all of which shall be issued and allotted free from all liens, charges, equities, encumbrances or third party interests and shall rank pari passu in all respects with all the existing Shares in issue as at the date of allotment of the Consideration Shares, to Elegant Kindness. The issuance of the Consideration Shares to Elegant Kindness shall constitute full discharge of the obligation to pay for the consideration of the Sale Shares by the Purchaser and/or Pujiang International.

4.       Completion

4.1	This Agreement shall be completed forthwith upon the signing of this Agreement or at such other time as the parties may agree in writing at Floor 17, 518 Shangcheng Road, Shanghai 200120, PRC (or such other date and place as the parties hereto may agree in writing).

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4.2	The Vendor, as the beneficial owner of the Sale Shares, shall notify on or before Completion, the Company of the transfer of the Sale Shares from the Vendor to the Purchaser, the Vendor, the Warrantor, the Purchaser, Pujiang International and Elegant Kindness and make all filings necessary required by NASDAQ and U.S. laws and regulations, including the filing with the U.S. Securities and Exchange Commission of one or more reports on Schedule 13D.

4.3	At Completion, the Vendor shall deliver to the Purchaser the following:

(a)	original share certificate in the name of the Vendor representing the Sale Shares;

(b)	duly signed instrument of transfer in respect of the Sale Shares in favour of the Purchaser and/or such other persons as the Purchaser shall direct and such other documents as may reasonably be required to give a good and effective transfer of title to the Sale Shares to the Purchaser and/or such other persons as the Purchaser shall direct and to enable the Purchaser and/or such other persons as the Purchaser shall direct to become the registered holder thereof

(c)	a copy of the resolutions of the board of directors of the Company approving the transfer of the Sale Shares;

(d)	a certified copy of the resolutions of the sole director of the Vendor (where applicable) approving this Agreement and the transactions hereby contemplated;

(e)	such waivers, consents or other documents as the Purchaser may reasonably require to enable the Purchaser and/or its nominee(s) to be registered as holder(s) of the Sale Shares beneficially owned by such Vendor; and

(f)	an opinion from the US counsel of the Company stating that (i) the transfer of the Sale Shares is permitted under relevant securities laws; (ii) each of the members of the Group having obtained all necessary licences, consents or approvals (where applicable) of any of their respective shareholders, creditors and/or any other third parties, which are required for the execution and performance of this Agreement and the transactions hereby contemplated and which have not been revoked prior to Completion; and (iii) each of the members of the Group having obtained all necessary licences, consents or approvals (where applicable) of any governmental or regulatory authorities or bodies, which are required for the execution and performance of this Agreement and the transactions hereby contemplated and which have not been revoked prior to Completion

4.4	On Completion, against compliance with the provisions of Clauses 4.2 and 4.3:

(a)	the Purchaser shall procure the allotment and issue of the Consideration Shares by Pujiang International to Elegant Kindness at the direction of the Vendor pursuant to Clause 3;

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(b)	(if so requested by the Vendor) the Purchaser shall procure to deliver and Pujiang International shall deliver to Elegant Kindness share certificates representing the Consideration Shares and cause the relevant share certificates to be endorsed to reflect that the Shares represented thereby are fully paid Shares; and

(c)	the Purchaser shall procure to enter and Pujiang International shall enter Elegant Kindness in the register of members of Pujiang International as the holder of the Consideration Shares.

4.5	On or before Completion:

(a)	the Purchaser shall pass the necessary resolutions to approve (among others) this Agreement and the transactions hereby contemplated;

(b)	the Company shall pass the necessary resolutions to approve the transfer of the Sale Shares and instruct its registered agent to enter the Purchaser in its register of members as the holder of the Sale Shares, and to issue the relative share certificate in respect of the Sale Shares in the name of the Purchaser upon the transfer of the Sale Shares from the Vendor to the Purchaser; and

(c)	Pujiang International shall pass the necessary resolutions to approve (among others) (i) this Agreement and the transactions hereby contemplated; and (ii) the allotment and issue of the Consideration Shares to Elegant Kindness pursuant to Clause 3 and to enter Elegant Kindness in its register of members of as the holder of the Consideration Shares, and to issue the relative share certificates in respect of the Consideration Shares in the name of Elegant Kindness.

4.6	The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed in accordance with this Agreement. Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Clauses 4.2 and 4.3 are not complied with by the Vendor on Completion the Purchaser may:

(a)	defer Completion to a date not more than 14 days after the Completion Date (and so that the provisions of this Clause 4.6 shall apply to Completion as so deferred); or

(b)	proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c)	rescind this Agreement without prejudice to any other remedy it may have.

4.7	The Vendor shall not be obliged to complete the sale of any of the Sale Shares unless the sale of all the Sale Shares is completed in accordance with this Agreement. Without prejudice to any other remedies available to the Vendor, if in any respect the provisions of Clauses 4.4 and 4.5 are not complied with by the Purchaser on Completion the Vendor may:

(a)	defer Completion to a date not more than 14 days after the Completion Date (and so that the provisions of this Clause 4.7 shall apply to Completion as so deferred); or

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(b)	proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c)	rescind this Agreement without prejudice to any other remedy it may have.

4.8	Without prejudice to any other right or remedy available to the Purchaser, the Purchaser shall be entitled to rescind this Agreement by notice in writing to the Vendor if prior to Completion it appears that any of the Vendor Warranties and the Warrantor Warranties is not or was not true and accurate in all material respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Vendor Warranties and the Warrantor Warranties in any material respect or if there is any non-fulfilment of any of the Vendor Warranties and the Warrantor Warranties which (being capable of remedy) is not remedied prior to Completion.

4.9	If the Purchaser or Pujiang International shall fail to complete the purchase or allotment (as the case may be) in accordance with the terms and conditions of this Agreement (otherwise than due to the default of the Vendor and the Warrantor), then the Vendor and the Warrantor shall be entitled to jointly elect to rescind this Agreement by notice in writing to the Purchaser without prejudice to any other right or remedy available to the Vendor and the Warrantor jointly or severally.

4.10	If the Vendor shall (otherwise than due to the default of the Purchaser) fail to complete the sale in accordance with the terms and conditions of this Agreement, then the Purchaser shall be entitled to rescind this Agreement by notice in writing to the Vendor without prejudice to any other right or remedy available to the Purchaser.

4.11	Without prejudice to Clauses 4.6 and 4.7, if Completion does not take place by October 30, 2018, this Agreement shall terminate and cease to have any further force or effect, and no party shall have any further liability or obligation to the other parties.

5.	VENDOR’S, WARRANTOR’S AND PURCHASER’S Warranties

5.1	Save as Disclosed and subject to the provisions of the Schedule 2, which shall apply to all claims for breaches of any of the Warranties:

(a)	the Vendor and the Warrantor hereby jointly and severally warrants and represents to the Purchaser that the Vendor Warranties and the Warrantor Warranties are true and accurate in all material respects; and

(b)	the Purchaser hereby warrants and represents to the Vendor that the Purchaser Warranties are true and accurate in all material respects,

in each case, as at the time of signing of this Agreement and will continue to be so and shall be deemed to be repeated each day thereafter up to the time immediately before Completion (if Completion does not take place immediately after the signing of this Agreement), in each case, with reference to the facts and circumstances then existing.

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5.2	Save as may be necessary to give effect to the terms of this Agreement, the Vendor and the Warrantor shall not and shall procure (insofar as it is within its power to do so) that the Group shall not do, allow or procure before Completion anything which is or might cause or constitute or result in a breach of any of the Vendor Warranties and the Warrantor Warranties given by the Vendor and the Warrantor respectively or which may make any of the Vendor Warranties and the Warrantor Warranties given by the Vendor and the Warrantor respectively not being true or accurate in all material respects.

5.3	Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no provision contained in this Agreement shall govern or limit the extent or application of any other provision.

5.4	The Warranties shall continue to have full force and effect notwithstanding Completion and shall survive Completion for two years after the Listing insofar as the same are not fully performed on Completion.

5.5	The Vendor and the Warrantor hereby jointly and severally undertake to indemnify and keep the Purchaser fully indemnified on demand from and against all losses, liabilities, damages, reasonable costs and expenses (including legal expenses) which the Purchaser may incur or sustain from or in consequence of any of the Vendor Warranties and the Warrantor Warranties given by the Vendor and the Warrantor respectively not being true and accurate in all material respects. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach of any of the Vendor Warranties and the Warrantor Warranties given by the Vendor and the Warrantor respectively, and all such rights and remedies are hereby reserved.

5.6	The Purchaser hereby undertakes to indemnify and keep the Vendor fully indemnified on demand from and against all losses, liabilities, damages, reasonable costs and expenses (including legal expenses) which the Vendor may incur or sustain from or in consequence of any of the Purchaser Warranties given by the Purchaser not being true and accurate in all material respects. This indemnity shall be without prejudice to any other rights and remedies of the Vendor in relation to any such breach of any of the Purchaser Warranties given by the Purchaser, and all such rights and remedies are hereby reserved.

5.7	If at any time before Completion, the Purchaser shall find that any of the Vendor Warranties or the Warrantor Warranties is not, or has not been, true and accurate in all material respects or is (in its reasonable opinion) incapable of being rectified before Completion, or (as the case may be) the Vendor shall find that any of the Purchaser Warranties is not, or has not been, true and accurate in all material respects or is (in its reasonable opinion) incapable of being rectified before Completion, the Purchaser or the Vendor (as the case may be) shall not be bound to complete the sale and purchase of the Sale Shares (if not yet completed immediately after the signing of this Agreement) and may rescind this Agreement by written notice to the other parties. For the avoidance of doubt, no party may rely on the breach or non-compliance of its own Warranties to rescind this Agreement.

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5.8	Each party shall promptly notify the other parties in writing of any fact, event or circumstance which it becomes aware of, and which fact, event or circumstance (including any omission to act) which constitutes a breach of or is in any way inconsistent with any of the Warranties given by such party or which may make any of the Warranties given by such party not being true and accurate in all material respects.

5.9	The Vendor hereby agrees and acknowledges that the Purchaser, and the Purchaser hereby agrees and acknowledges that the Vendor, is entering into this Agreement strictly in reliance on the Warranties provided by such party with the intention of inducing the Purchaser or the Vendor (as the case may be) to enter into this Agreement and that accordingly the Purchaser or the Vendor (as the case may be) has been induced to enter into this Agreement.

5.10	Each of the Vendor Warranties and the Warrantor Warranties shall be qualified by reference to those matters Disclosed.

5.11	Each party’s rights herein are in addition to and without prejudice to all other rights and remedies available to it and its exercise of or its failure to exercise its rights hereunder shall not constitute a waiver of or prejudice any of its other rights under this Agreement.

6.	VENDOR’S UNDERTAKING

6.1	The Vendor hereby:

(a)	undertakes to the Purchaser, to supply to it on Completion, to the extent required by the Listing Rules or the Stock Exchange, with full and accurate details of any business or interest which the Vendor and/or its Associates has or may have which competes or may compete with the business from time to time carried on by the Group and any other conflicts of interests which the Vendor has or may have with the Group;

(b)	undertakes to the Purchaser, at any time during the application for Listing, during which the Shares of Pujiang International are listed on the Stock Exchange and for so long as the Vendor and/or its Associates is regarded, whether individually or taken together, a substantial shareholder of Pujiang International within the meaning of the Listing Rules, forthwith supply to the Purchaser, to the extent required by the Listing Rules or the Stock Exchange, of any changes of the details and information referred to in Sub-clause (a) above so as to enable the Purchaser to include such information in all announcements, circulars, annual reports and half-yearly reports required to be issued by Pujiang International pursuant to the Listing Rules; and

(c)	acknowledges that and consent to the information supplied to the Purchaser pursuant to this Clause 6.1 will or may be disclosed by Pujiang International in the prospectus, circulars, reports, announcements and other statements to the Stock Exchange and/or any regulatory authorities and their respective officers and employees from time to time issued by Pujiang International and that such disclosure is required by Pujiang International in order to comply with the requirements of the Stock Exchange and/or other regulatory bodies.

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7.	INFORMATION

From the date of this Agreement until Completion (in the event of Completion not taking place immediately following the signing of this Agreement), the Vendor shall provide to the Purchaser, its agents and professional advisers promptly on request and subject to reasonably advanced notice, reasonable access to all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the Group that has been previously publicly disclosed and of the documents of title and other evidence of ownership of its assets, as the Purchaser may reasonably require.

8.	FURTHER ASSURANCE

Each of the parties shall execute such documents and perform such further acts as the other(s) of them may reasonably require effectively to vest in the relevant parties the legal and beneficial ownership of the Sale Shares or, as the case may be, the Consideration Shares, free from all charges, liens, encumbrances, equities and other adverse claims and interests and, in the case of the Sale Shares, with all rights now and hereafter attaching thereto including but not limited to all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after Completion and, in the case of the Consideration Shares, the pari passu ranking thereof among themselves and with all the existing Shares in issue as at the date of allotment of the Consideration Shares save as regards any dividend declared or paid by reference to a record date which is prior to the Completion Date and with all rights hereafter attaching thereto with effect from Completion.

9.	GENERAL

9.1	This Agreement supersedes all previous agreements between the parties or any of them in relation to the sale and purchase of the Sale Shares, the allotment and issue of the Consideration Shares and the other matters referred to in this Agreement and the parties acknowledge that no claim shall arise in respect of any agreement so superseded.

9.2	This Agreement contains the entire agreement between the parties relating to the sale and purchase of the Sale Shares and the allotment and issue of the Consideration Shares and there are no other representations, warranties, conditions or terms whatsoever applicable thereto whether express or implied. In particular each of the parties confirms that it has not been induced to enter into this Agreement by any statement or statements of fact or opinion other than such (if any) as are contained herein such statements, in the case of the Warranties, being subject to all matters referred to in Clause 5.

9.3	Any variation to this Agreement shall be binding only if recorded in a document signed by the parties.

9.4	Time shall be of the essence of this Agreement but no failure by any party to exercise, and no delay on its part in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against any person under the same liability whether joint, several or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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9.5	None of the parties may assign or transfer any of their rights or obligations under this Agreement.

9.6	If any term in or provision of this Agreement shall be held to be illegal or unenforceable in whole or in part under any enactment or rule of law, the term or provision shall to that extent be deemed not to form part of this Agreement, and the enforceability of the remainder of this Agreement shall not be affected.

9.7	Save as required by the applicable laws, the Listing Rules, the Stock Exchange or the Securities and Futures Commission of Hong Kong, and except for the purpose of performance of this Agreement and the transactions hereby contemplated or those matters which has come to the public domain otherwise than by the breach of the confidentiality obligations of the disclosing party hereunder, this Agreement shall be kept strictly confidential and any announcements or disclosure in respect of the matters referred to in this Agreement shall only be made on terms agreed in writing by the parties.

10.	NOTICES

10.1	Any notice claim, demand, document or other communication to be given under this Agreement (collectively “communication” in this Clause 10) may be served or given personally or sent to the address or facsimile numbers (if any) stated after the relevant party’s name at the beginning of this Agreement or to the registered office (or their respective resident agents in Hong Kong) for the time being of the party to be served, or to such other address as may have been last notified in writing by such party to the party serving the communication specifically referring to this Agreement. All communication shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt

Local mail or courier	24 hours
Facsimile	on despatch
Air courier/Speedpost	3 days
Airmail	5 days

10.2	A communication served in accordance with Clause 10.1 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or dispatched to the addressee’s address or that the communication was properly transmitted by facsimile to the addressee. In the case of facsimile transmission, such transmission shall be deemed properly transmitted on receipt of a satisfactory report of transmission printed out by the sending machine.

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10.3	Nothing in this Clause 10 shall preclude the service of communication or the proof of such service by any mode permitted by law.

11.	COSTS

The Purchaser shall bear all costs and expenses (including legal fees) reasonably incurred by the parties in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

12.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

13.	COUNTERPARTS

This Agreement may be executed by the parties in any number of counterparts and on separate counterparts, each of which so executed shall be deemed an original but all of which shall constitute one and the same instrument and is binding on all parties. A party may execute this Agreement and the documents referred to herein on a facsimile copy counterpart and deliver its/his signature by facsimile.

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SCHEDULE 1

PART A: DETAILS OF THE COMPANY

Company name	:	Ossen Innovation Co., Ltd.
Place of incorporation	:	British Virgin Islands
Date of incorporation	:	JAN.21, 2010
Company registration number	:	1567594
Registered Office	:	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands
Authorised share	:	100,000,000 shares with par value of US$0.01 per share
Issued share	:	19,791,110 shares with par value of US$0.01 per share
Market listed	:	NASDAQ
Ticker	:	OSN

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PART B: DETAILS OF THE SUBSIDIARIES

The details of the Subsidiaries are set out in exhibit 8.1 to the Company’s Annual Report on Form 20-F, accessible through the following link:

https://www.sec.gov/Archives/edgar/data/1485538/000114420418028893/tv493592_ex8-1.htm

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SCHEDULE 2

PART A: VENDOR WARRANTIES AND WARRANTOR WARRANTIES

(1)	Where any of the following paragraphs of this Schedule is qualified by the expression “to the best of the knowledge, information and belief of the Vendor and the Warrantor” or “so far as the Vendor and the Warrantor are aware” or any similar expression, then (unless clearly not admitted by the context) that paragraph shall be deemed to include an additional warranty to the effect that the statement has been made after due and careful enquiry, including without limitation, with the relevant professional advisers of the Subsidiaries.

(2)	Unless the context requires otherwise, the representations, warranties and undertakings contained in this Schedule in relation to the Company shall be deemed to be repeated mutatis mutandis in relation to each member of the Group.

(3)	All warranties contained in this Schedule are deemed to be prefaced by the expression “Save as Disclosed”.

SALE SHARES

(4)	The Vendor is the sole legal and beneficial owner of the Sale Shares.

(5)	There is no encumbrance on, over or affecting the Sale Shares, there is no agreement or commitment to give or create any such encumbrance and no person has made any claim to be entitled to any right over or affecting the Sale Shares.

(6)	No consent of any third party is required for the sale of any of the Sale Shares.

MISCELLANEOUS

(7)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Vendor is a party or by which the Vendor or its assets may be bound or affected or violate any law or any rule or regulation or any order or decree of any administrative agency or governmental body affecting the Vendor.

(8)	The Vendor and the Warrantor have all the requisite power and capacity to enter into and perform its obligations under this Agreement.

(9)	This Agreement and all documents and instruments executed pursuant hereto are, and when delivered will be, valid and legally binding obligations of the Vendor and the Warrantor.

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(10)	The execution and performance of this Agreement by the Vendor and the Warrantor shall not violate any provision of law and will not conflict with or result in any breach of any decree, judgment or order applicable to any of them.

(11)	The Sale Shares constitute 65.9% of the issued share capital of the Company (not including any outstanding options, warrants or other securities to purchase share capital of the Company) and is in issue fully paid.

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PART B: PURCHASER’S AND PUJIANG INTERNATIONAL’S WARRANTIES

Each of Pujiang International and the Purchaser represents and warrants to the Vendor that:

(a)	the matters stated in the Recitals and the Schedule in respect of itself is true and accurate;

(b)	it has full power to enter into and perform this Agreement and this Agreement will, when executed, constitute legal, valid and binding obligations on it in accordance with its terms;

(c)	on Completion, the Consideration Shares will constitute approximately 32.24% of the issued share capital of Pujiang International on an enlarged basis (not including any outstanding options, warrants or other securities to purchase share capital of Pujiang International) and will be issued and allotted to Elegant Kindness, credited as fully paid, free from all charges, liens, encumbrances, equities and other adverse claims and third party interests, together with all rights attaching thereto with effect from Completion, and shall rank pari passu in all respects with all the existing Shares in issue as at the date of allotment of the Consideration Shares save as regards any dividend declared or paid by reference to a record date which is prior to the Completion Date;

(d)	the execution and performance of this Agreement by the Purchaser and Pujiang International shall not violate any provision of law and will not conflict with or result in any breach of any decree, judgment or order applicable to it;

(e)	no consent of any third party is required for the allotment and issuance of any of the Consideration Shares;

(f)	the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Purchaser or Pujiang International is a party or by which the Purchaser or Pujiang International or its assets may be bound or affected or violate any law or any rule or regulation or any order or decree of any administrative agency or governmental body affecting the Purchaser or Pujiang International

(g)	Pujiang International and the Purchaser have all the requisite power and capacity to enter into and perform its obligations under this Agreement; and

(h)	this Agreement and all documents and instruments executed pursuant hereto are, and when delivered will be, valid and legally binding obligations of the Purchaser or Pujiang International.

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SCHEDULE 3

The reorganization memorandum of a group of companies whereby, amongst others, the Company will become a non-wholly owned subsidiary of Pujiang International upon its completion, is attached hereto.

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IN WITNESS whereof the parties entered into this Agreement the day and year first above written.

THE VENDOR

SIGNED, SEALED AND DELIVERED as a	)
Deed by TANG LIANG	)
for and on behalf of	)
EFFECTUAL STRENGTH ENTERPRISES	)
LIMITED	)
in the presence of:	)

THE WARRANTOR

SIGNED, SEALED AND DELIVERED as a	)
Deed by TANG LIANG	)
in the presence of:	)

THE PURCHASER

SIGNED, SEALED AND DELIVERED as a	)
Deed by TANG LIANG	)
for and on behalf of	)
ACME INNOVATION LIMITED	)
in the presence of:	)

PUJIANG INTERNATIONAL

SIGNED, SEALED AND DELIVERED as a	)
Deed by TANG LIANG	)
for and on behalf of	)
PUJIANG INTERNATIONAL GROUP	)
LIMITED	)
in the presence of:	)

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ELEGANT KINDNESS

SIGNED, SEALED AND DELIVERED as a	)
Deed by TANG LIANG	)
for and on behalf of	)
ELEGANT KINDNESS LIMITED	)
雅慈有限公司	)
in the presence of:	)

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